NON-NEGOTIABLE PROMISSORY NOTE


PRINCIPAL SUM:    CDN. $2,500,000                 DUE DATE:  DECEMBER 31, 1998


          FOR VALUE RECEIVED, Big Horn Resources Ltd. (the "Borrower") of Calgary, Alberta hereby promises to pay to or to the order of EuroGas, Inc. (the "Lender"), of Salt Lake City, Utah on December 31, 1998, or on such earlier date as herein provided, the principal sum of Two Million, Five Hundred Thousand ($2,500,000.00) Dollars in lawful money of Canada with interest thereon calculated and compounded annually at the rate of 6.0% per annum. Interest shall be payable by the Borrower both before and after maturity and/or Default. Interest shall be calculated hereunder without deduction or allowance in respect of deemed reinvestment of interest or otherwise and on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be; the rate of interest specified herein is intended to be a nominal rate and not an effective rate of interest. Any interest payable hereunder which is not paid when due shall become part of the principal sum and shall bear interest at the aforesaid rate during the period in arrears.

The happening of any of the following events or conditions shall constitute default hereunder which is herein referred to as "Default":

     (a) the nonpayment when due, whether by acceleration or otherwise, of any principal or interest owing by the Borrower pursuant to this Promissory Note or the failure of the Borrower to observe or perform any obligation, covenant, term, provision or condition contained in this Promissory or any other agreement between the Borrower and the Lender or any breach of warranty or misrepresentation made by the Borrower in the Security Agreement granted by the Borrower to the Lender of even date herewith (the "Security Agreement");

     (b) the bankruptcy or insolvency of the Borrower; the filing against the Borrower of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by the Borrower; the appointment of a receiver or trustee for the Borrower or for any assets of the Borrower or the institution by or against the Borrower of any other type of insolvency proceedings under the Bankruptcy and Insolvency Act as amended or replaced or otherwise;

     (c) if any Encumbrance affecting the interests or assets of the Borrower becomes enforceable;

     (d)  if the Borrower commits or threatens to commit an act of bankruptcy;

     (e) if any judgment, execution, sequestration, extent or other process of any court becomes enforceable against the Borrower or if a distress or analogous process is levied upon the assets of the Borrower or any part thereof; or

     (f) if any statement, representation or warranty heretofore or hereafter furnished by or on behalf of the Borrower pursuant to or in connection with the Security Agreement, or otherwise, or as an inducement to the Lender to advance any funds to or to enter into this or any other agreement with the Borrower, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial, contingent or unliquidated liability or claim against the Borrower; or if upon the date of execution of the Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such representation, statement or warranty, which change shall not have been disclosed to the Lender at or prior to the time of such execution.

          In the event of any Default by the Borrower, the Lender may, by written notice to the Borrower, declare all amounts hereunder immediately due and payable, whereupon the principal sum hereof plus all accrued and unpaid interest thereon shall become immediately due and payable.

          The Borrower may at any time without notice or bonus, pay all or part of the amount outstanding under this Promissory Note.

          The Borrower hereby waives presentment for acceptance and payment including applicable grace periods, demand, notice of dishonour and protest or a further notice of any kind and agrees that it shall remain liable in respect hereof as if presentment, demand, notice of dishonour and protest or any further notice of any kind had been duly made or given.

          This Promissory Note is made pursuant to and is subject to the provisions of the Side Agreement dated as of even date herewith between the Borrower and the Lender and where inconsistent with the terms of the Side Agreement, the Side Agreement shall govern.

          This Promissory Note is non-negotiable and may not be assigned in whole or in part to any other person or entity.

          This Promissory Note shall be governed by and interpreted in accordance with the laws of the Province of Alberta.

          DATED effective October 26, 1998.

                                   BIG HORN RESOURCES LTD.


                                   Per:  /s/ Reginald Greenslade